                                                                   EXHIBIT 10.10
                              1998 $4.00 WARRANTS
                                    for the
                       Purchase of Shares of Common Stock
                                       of
               Environmental Products & Technologies Corporation

January 22, 1998                                                100,000 Warrants

      FOR VALUE RECEIVED, Environmental Products & Technologies Corporation, a Delaware corporation ("Company") hereby certifies that Jonathan Fink and or assigns, is entitled to purchase from the "Company" an aggregate of one hundred thousand (100,000) Warrants, for a purchase price of one hundred dollars ($100.00).

      1. EXERCISE OF WARRANT. Each Warrant may be exercised for an equal number of common shares, with the subscription form herewith duly executed. The exercise price of each Warrant equals four dollars ($4.00) for each common share. Payment for the common shares shall be by check payable to the order of the "Company". The common shares will be issued in the name of the Warrant holder.

      This Warrant may be transferred or assigned in whole or in part by warrant holder. The Company will issue a new warrant agreement at the instruction of the holder for a payment of $25.00.

      This Warrant may be exercised in whole or in part by the Warrant holder. The holder will deliver this agreement along with a check and instructions to the Company on how many shares are being exercised and where to deliver both the shares and any replacement warrant agreement.

      2. FULLY PAID STOCK TAXES. The "Company" agrees and represents that the shares of common stock delivered by each and every certificate for Warrant shares delivered on the exercise of each Warrant shall at the time of such delivery be validly issued and outstanding, fully paid and non-assessable. The exercise period terminates on January 21, 2001.

      3. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the "Company" of the loss, theft, destruction or mutilation of any Warrant, and of indemnity reasonably satisfactory to the "Company", if loss, stolen, or destroyed, and upon surrender and cancellation of the Warrant, if mutilated, upon payment of Twenty Five Dollars ($25.00) the "Company" shall execute and deliver to the holder a new Warrant of like date, tenor and denomination.

      4. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, a Warrant does not confer upon the holder any right to vote or to consent or to receive notice as a shareholder of the "Company", as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

     5. Communications. No notice of other communication under Warrant shall be effective unless, the same is in writing and is mailed by first class mail, postage prepaid, addressed to:
     (a) if to the "Company", at its principal executive offices;
     Environmental Products & Technologies Corporation
     5380 Sterling Center Drive
     Westlake Village, CA  91361

     (b) if to the Holder, to such address as the holder has designated in writing to the "Company".
     Jonathan Fink
     10550 Wilshire Blvd. Apt. #105
     Los Angeles, CA 90024

     6. Registration Rights. The common shares reserved for the exercise of these Warrants will be entitled to piggy back registration rights on any registration. Additionally, the Warrant holder will have demand registration rights on the common shares reserved for the exercise of these Warrants after eighteen months of the issue date of these warrant if no prior registration has been completed.

     7. Headings. The headings of the warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

     8. Applicable Law. The Warrant shall be governed by and construed in accordance with the laws of the State of California.

     9. Enforceability. If any part of this agreement is found to be unenforceable or invalid it shall no way affect the remainder of this agreement which shall remain in full force and effect.

     IN WITNESS WHEREOF, Environmental Products & Technologies Corporation has caused this Warrant to be signed by its President and its Secretary this 22nd day of January, 1998.

                               Environmental Products & Technologies Corporation

                                        /s/ MARVIN MEARS
                                        ----------------------------------------
                                        Marvin Mears, President

                                        /s/ MORRIS LERNER
                                        ----------------------------------------
                                        Morris Lerner, Secretary


                                  page 2 of 2